UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2018

EASTSIDE DISTILLING, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(971) 888-4264

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On September 13, 2018, Eastside Distilling, Inc. (the “Company”) issued a press release announcing that the warrant exercise period for its warrants to purchase shares of common stock, which were sold in its public offering of units in August 2017 and the warrants sold in the note offering between March and June 2018 (collectively, the “Warrants”), which was to expire at 5:00 pm Pacific time on September 14, 2018, has been extended by four business days to 5:00 pm Pacific time on September 20, 2018 (the “Redemption Time”). Registered holders of the Warrants will have until the Redemption Time to exercise each Warrant for one share of common stock at a price of $5.40 per share. This announcement follows the Company’s prior notice and extension to warrant holders of its call for redemption of the Warrants, and is done to allow additional time for the remaining few warrant holders and their brokers to complete the paperwork needed to exercise the Warrants through DTC. This extension is being done to accommodate the holders of approximately 80,000 warrants that remain outstanding.

As a result, the previously announced date for cessation of trading of the Warrants on the NASDAQ Capital Market is extended to the close of the market on September 20, 2018, and the Warrants will be delisted from NASDAQ on September 21, 2018. The Company’s common stock will remain trading on the NASDAQ Capital Market under the trading symbol “EAST.”

The press release also announced that the Company will allow a three day “protect” period after September 20 to allow for settlement of exercised Warrants after the Redemption Time. Accordingly, any Warrants for which notice of guaranteed delivery is received prior to 5:00 pm Pacific time on September 20, 2018 will be deemed exercised so long as the procedure for book-entry transfer via DWAC (or physical delivery of warrant certificates) is completed for the protected Warrants, and the funds required for exercise are received by the Company’s Warrant Agent, Pacific Stock Transfer Corporation, by 5:00 pm Pacific time on September 25, 2018. Any Warrants not exercised by the registered holders will automatically expire on September 25, 2018, and the Company will thereafter remit to the registered holders of expired Warrants the sum of $0.15 per Warrant. After expiration, registered holders of expired Warrants will have no rights or privileges other than to receive $0.15 per Warrant.

A copy of the press release issued by the Company with respect to the final extension of the exercise period of the Warrants is filed herewith as Exhibits 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated September 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2018

EASTSIDE DISTILLING, INC.

/s/ Grover T. Wickersham
Grover T. Wickersham
Chief Executive Officer and Chairman of the Board